UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 24, 2020

Date of Report (Date of earliest event reported)

GreenVision Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39136	84-3015108
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, 36th Floor New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 786-7429

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of share of Common Stock, one redeemable warrant, and one right	GRNVU	The Nasdaq Stock Market LLC
Common Stock, $0.00001 par value	GRNV	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one share of Common Stock	GRNVW	The Nasdaq Stock Market LLC
Rights, each to receive one-tenth (1/10) of one share of Common Stock	GRNVR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, on August 26, 2020, GreenVision Acquisition Corp., a Delaware corporation (the “Company” or “GreenVision”), entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”) with GreenVision Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of GreenVision (“Merger Sub”), Accountable Healthcare America, Inc., a Delaware corporation (“AHA”) and Michael Bowen, in his capacity as the representative of the AHA shareholders. Pursuant to the transactions contemplated by the terms of the Merger Agreement, and subject to the satisfaction or waiver of certain conditions set forth therein, Merger Sub was anticipated to merge with and into AHA (the “Merger”), with AHA surviving the merger in accordance with the Delaware General Corporation Law as a wholly- owned subsidiary of GreenVision (the transactions contemplated by the Merger Agreement and the related ancillary agreements, the “Business Combination”).

On November 13, 2020, GreenVision received a notice from AHA pursuant to the Merger Agreement. In the notice, AHA informed GreenVision that the proposed purchases of Jupiter Medical Group, Inc. (“JMG”), Primary Care Associates, Inc. (“PCA”) and Health Promoters LLC (“HP”) by AHA had been terminated by the representatives of each of JMG, PCA and HP. Under the terms of the Merger Agreement, the termination of AHA’s obligation to purchase JMG, PCA and HP was a condition to closing of the Business Combination.

In GreenVision’s opinion, the inability of AHA to consummate its proposed acquisitions with JMG, HP and PCA constitutes a breach of the covenant that such transactions be completed prior to the closing date and further results in a Material Adverse Effect. Accordingly, pursuant to the terms and conditions of the Merger Agreement, GreenVision has the right to immediately terminate the Merger Agreement

Although Greenvision provided AHA with a period of ten (10) days to cure this event, AHA was not able to effect a cure and on November 24, 2020, Greenvision sent a notice to AHA, effective as of such date, to terminate the Merger Agreement. Pursuant to the termination notice, Greenvision expressly reserves all its rights and remedies under the Merger Agreement, including, but not limited to, its rights and remedies under Section 12.5 of the Merger Agreement for the payment of the break-up fee.

The Company has started discussions with other potential targets and intends to resubmit the proxy statement to the Securities and Exchange Commission (“SEC”) for a proposed business combination in due course.  GreenVision has previously extended its time to complete a business combination to February 21, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 24, 2020

GREENVISION ACQUISITION CORP.

By:	/s/ Zhigeng David Fu
Name:	Zhigeng David Fu
Title:	Chief Executive Officer

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